Exhibit 10.1
SALES CONTRACT
THIS AGREEMENT is made and entered into this day 30th of June, 2011 (the “Effective Date”), by and between ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership (hereinafter referred to as the “Seller”), and ROBERTS PROPERTIES, INC., a Georgia corporation (hereinafter referred to as the “Purchaser”).
ARTICLE I — PROPERTY TO BE CONVEYED
A. Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, upon the terms and conditions hereinafter set forth, that certain parcel of land described on Exhibit B attached hereto and by this reference incorporated herein (hereinafter referred to as the “Land”, or the “Property”).
B. The Land consists of approximately 13.012 acres of real property and is located in Land Lots 25 and 26 of the 17th District, Fulton County, Georgia.
ARTICLE II — PURCHASE PRICE
The purchase price (hereinafter referred to as the “Purchase Price”) for the Property shall be Five Million Sixty Thousand and No/100 Dollars ($5,060,000.00). Subject to all prorations and adjustments provided herein, the Purchase Price shall be paid as follows:
A. Concurrently with the full execution of this Agreement, Purchaser shall pay to First American Title Insurance Company, Atlanta, Georgia office (the “Escrow Agent”) the sum of Twenty-Five Thousand and No/100 Dollars ($25,000.00) (such amount together with all interest earned thereon is hereinafter referred to as the “ Deposit”), by check subject to collection or by wire-transfer, such amount to be deposited in an interest-bearing account with a national bank whose deposits are insured by the FDIC. The Deposit shall be applied toward the Purchase Price due at Closing (as hereinafter defined) if the closing contemplated herein is consummated as herein provided, or shall otherwise be applied as elsewhere provided in this Agreement.
B. At the Closing, Escrow Agent shall pay the Deposit to Seller to be applied against the Purchase Price, and the balance of the Purchase Price shall be paid by Purchaser to Seller at Closing by wire-transfer of funds immediately available to Seller.
C. (i) The Escrow Agent joins in the execution of this Agreement solely for the purpose of acknowledging and agreeing to the provisions of this Section II C.
(ii) The duties of the Escrow Agent shall be as follows:

(a) During the term of this Agreement, the Escrow Agent shall hold and disburse the Deposit in accordance with the terms and provisions of this Agreement.
(b) The Escrow Agent shall pay the Deposit in accordance with the joint written instructions of Seller and Purchaser in any of the following events: (i) if this Agreement shall be terminated by the mutual written agreement of Seller and Purchaser, or (ii) if the Escrow Agent shall be unable to determine at any time to whom the Deposit should be paid, or (iii) if a dispute shall develop between Seller and Purchaser concerning to whom the Deposit should be paid. In the event that such written instructions shall not be received by the Escrow Agent within ten (l0) days after the Escrow Agent has served a written request for instructions upon Seller and Purchaser, then the Escrow Agent shall have the right to pay the Deposit into any court of competent jurisdiction and interplead Seller and Purchaser in respect thereof, and thereupon the Escrow Agent shall be discharged of any obligations in connection with this Agreement.
(c) Subject to Section II C (ii) (k) hereof, if costs or expenses are incurred by the Escrow Agent in its capacity as Escrow Agent because of litigation or a dispute between the Seller and Purchaser arising out of the holding of the Deposit in escrow, Seller and Purchaser shall each pay the Escrow Agent one-half of such reasonable costs and expenses. Except for such costs or expenses, no fee or charge shall be due or payable to the Escrow Agent for its services as Escrow Agent.
(d) By joining herein, the Escrow Agent undertakes only to perform the duties and obligations imposed upon the Escrow Agent under the terms of this Agreement and expressly does not undertake to perform any of the other covenants, terms and provisions incumbent upon the Seller and the Purchaser hereunder.
(e) Purchaser and Seller hereby agree and acknowledge that the Escrow Agent assumes no liability in connection herewith except for negligence or willful misconduct; that the Escrow Agent shall never be responsible for the validity, correctness or genuineness of any document or notice referred to under this Agreement; and that in the event of any dispute under this Agreement, the Escrow Agent may seek advice from its own counsel and shall be fully protected in any action taken by it in good faith in accordance with the opinion of its counsel.
(f) All investments by Escrow Agent will be made in the regular course of business. To be entitled to same day investment (assuming good funds are provided), the Deposit must be received by noon; otherwise, such funds will be deposited on the next business day. All investments shall be subject to the rules, regulations, policies and procedures of the bank depository in which such monies are deposited.
(g) Purchaser hereby certifies to Escrow Agent that Purchaser’s Federal tax identification number is 58-1095325.

(h) The Deposit may be processed for collection in the normal course of business by Escrow Agent, but immediately thereafter the Deposit shall be deposited in a segregated escrow account and shall not be commingled with funds of others, such segregated escrow funds being at a bank of Escrow Agent’s choosing (the “Depository”). Escrow Agent shall not be accountable for any incidental benefit which may be attributable to the funds so deposited. Escrow Agent shall not be liable for any loss caused by the failure, suspension, bankruptcy or dissolution of the Depository.
(i) Escrow Agent shall not be liable for loss or damage resulting from:
(i) any good faith act or forbearance of Escrow Agent;
(ii) any default, error, action or omission of any party, other than Escrow Agent;
(iii) any defect in the title to any property;
(iv) the expiration of any time limit or other delay which is not solely caused by the failure of Escrow Agent to proceed in its ordinary course of business, and in no event where such time limit is not disclosed in writing to the Escrow Agent;
(v) the lack of authenticity of any writing delivered to Escrow Agent or of any signature thereto, or the lack of authority of the signatory to sign such writing;
(vi) Escrow Agent’s compliance with all attachments, writs, orders, judgments, or other legal process issued out of any court;
(vii) Escrow Agent’s assertion or failure to assert any cause of action or defense in any judicial or administrative proceedings; or
(viii) any loss or damage which arises after the Deposit has been disbursed in accordance with the terms of this Agreement.
(j) Escrow Agent shall be fully indemnified by the parties hereto for all of its expenses, costs, and reasonable attorney’s fees incurred in connection with any interpleader action which Escrow Agent may file to resolve any dispute as to the Deposit, or which may be filed against the Escrow Agent. Such costs, expenses or attorney’s fees may be deducted from the Deposit.
(k) If Escrow Agent is made a party to any judicial, non-judicial or administrative action, hearing or process based on acts of any of the other parties hereto and not on the malfeasance and/or negligence of Escrow Agent in performing its duties hereunder, the expenses, costs and reasonable attorney’s fees incurred by Escrow Agent in responding to such action, hearing or process may be deducted from the funds held hereunder and the party/parties whose alleged acts are a basis for such proceedings shall indemnify, save and hold Escrow Agent harmless from said expenses, costs and fees so incurred.

ARTICLE III — TITLE AND SURVEY
A. Upon full execution of this Agreement, Seller agrees to provide Purchaser with copy of the Seller’s survey of the Property dated May 29, 2001, last revised June 25, 2001, prepared by Rochester & Associates, Inc.. Within thirty (30) days after the Effective Date, Seller will provide Purchaser with a current updated survey of the Property at Seller’s expense (the “Survey"). Purchaser shall have the right to obtain any survey of the Property desired by Purchaser. The legal description contained in the Deed (hereinafter defined in Section IV A hereof) shall be that set forth on Exhibit B attached hereto. However, if requested by Purchaser, at Closing, Seller shall execute a Quit-Claim Deed in favor of Purchaser which will contain a legal description based upon the Survey.
B. Seller shall obtain within fifteen (15) days after the Effective Date and deliver to Purchaser an owner’s title insurance commitment (the “Commitment”) from First American Title Insurance Company, Atlanta, Georgia (the “Title Company”), together with legible copies of all matters referred to therein as exceptions to title. Prior to forty (40) business days after the Effective Date, Purchaser shall deliver to Seller a statement of any objections to Seller’s title to the Property and any objections as to matters disclosed by the Survey or any other survey obtained by Purchaser. Seller shall have until forty-five (45) business days after the Effective Date to cure any such objections, but Seller shall have no obligation to cure any such objections. In the event Seller fails or refuses to cure such objections on or before forty-five (45) business days after the Effective Date, then Purchaser shall elect by written notice to Seller on or before the fiftieth (50th) business day after the Effective Date, to either (i) terminate this Agreement and receive a full refund of so much of the Deposit as is then held by Escrow Agent, and thereafter this Agreement shall be null and void and of no further force or effect, and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason hereof except for the Inspection Indemnity (defined in Section XIII A below); or (ii) waive such objections and consummate the transaction contemplated herein without reduction of the Purchase Price. If Purchaser does not provide Seller written notice of Purchaser’s election as above provided, then Purchaser shall be deemed to have waived such objections as provided in the aforesaid item (ii). Seller shall not be obligated to cure any objections. All matters as to which Purchaser has agreed to accept title subject to in accordance with this Section III B are hereinafter referred to as the “Permitted Exceptions”.
C. Purchaser shall have the right to have its title examination and Survey updated until the Closing Date (hereinafter defined), and if any such update discloses any new title exceptions or survey matters as to which Purchaser has an objection and which were not of record as of the date of the Commitment, as to title matters, or which were not shown on the Survey, as to survey matters (any such new matter being referred to as a “new objection”), Purchaser shall deliver to Seller a statement of any such new objections and Seller shall have until the Closing Date to cure all such new objections. In the event that Seller fails to cure such new objections on or before the Closing Date (i) Purchaser may terminate this Agreement by written notice to Seller given on or before the Closing Date, whereupon Purchaser shall receive a full refund of so much of the Deposit as is then held by Escrow Agent, and thereafter this Agreement shall be null and void and of no further force or effect, and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason hereof except for the Inspection Indemnity, or (ii) Purchaser may cure such new objections created or suffered by Seller and deduct the reasonable cost thereof from the Purchase Price otherwise payable by Purchaser at Closing; or (iii) Purchaser may waive such objections and consummate the transaction contemplated herein without reduction of the Purchase Price.
ARTICLE IV — ITEMS TO BE DELIVERED BY SELLER AT CLOSING
At Closing Seller agrees to deliver the following items to Purchaser. Drafts of all documents to be delivered at Closing as specified in this Agreement shall be prepared by Seller’s counsel except for those specified in Section V B hereof which will be prepared by Purchaser or its counsel.
A. Title to the Property shall be conveyed by a limited warranty deed (herein called the “Deed”) which will (i) contain a limited warranty of title to the effect that Seller will warrant title to the Purchaser as against any claim by any person owning, holding or claiming by, through or under Seller, but not otherwise; and (ii) be subject to the Permitted Exceptions.
B. A Seller’s Title Affidavit (in a form customarily utilized in Atlanta, Georgia) showing that all debts for labor and materials in respect of the Land have been paid in full.
C. A duly executed Certification of Non-Foreign Status that pursuant to Section 1445 of the Internal Revenue Code, Seller is not a foreign person, foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations).
D. A duly executed IRS Form 1099-S, a duly executed Designation of Reporting Agent Agreement and a duly executed Transferor Identification Certificate.
E. A duly executed Affidavit of Seller’s Residence that pursuant to O.C.G.A. §48-7-128, no withholding from the proceeds of the transaction contemplated herein is required.
F. Such evidence as is required by the Title Company to delete any and all security deeds encumbering the Land from the Commitment to be marked at Closing.
G. Evidence acceptable to Purchaser and acceptable to the Title Company that those acting for Seller have full authority to consummate the transaction contemplated in this Agreement.
H. A duly executed Closing Statement evidencing the prorations between Seller and Purchaser and disbursements made in connection with this transaction.
I. A duly executed assignment of all of Seller’s right, title and interest in and to all engineering and architectural materials and surveys relating to the Property, if any and to the extent assignable, obtained by Seller within the twelve (12) months prior to the Effective Date.

J. Any other documents referred to or specified in this Agreement or deemed reasonably appropriate by Purchaser’s and Seller’s counsel.
ARTICLE V — ITEMS TO BE DELIVERED BY PURCHASER AT CLOSING
At Closing, Purchaser agrees to deliver the following items to Seller:
A. The Purchase Price as required by and in the manner specified in Section II B hereof.
B. Evidence reasonably acceptable to Seller that those acting for Purchaser have full authority to consummate the transaction contemplated in this Agreement.
C. A duly executed Closing Statement evidencing the prorations between Seller and Purchaser and disbursements made in connection with this transaction.
D. Any other documents referred to or specified in this Agreement or deemed reasonably appropriate by Seller’s and Purchaser’s counsel.
ARTICLE VI — TIME AND PLACE OF CLOSING AND CLOSING COSTS
A. The consummation of the transaction contemplated herein shall take place at the offices of Holt, Ney, Zatcoff & Wasserman, Atlanta, Georgia commencing at 10:00 A.M. on any business day specified by Purchaser in a notice given to Seller at least three (3) days prior to the specified business day, which business day is on or before October 31, 2011; provided, however, the foregoing notwithstanding, Purchaser shall have the right to extend the time for consummation of the transaction contemplated herein to a business day on or before November 30, 2011, provided that, together with a copy of such extension notice sent to Seller by Purchaser (with a copy to Escrow Agent), no later than October 25, 2011, Purchaser deposits with Escrow Agent a One Hundred Thousand and No/100 Dollars ($100,000.00) additional earnest money deposit, which upon receipt by Escrow Agent shall be invested in the same interest-bearing account as was deposited the Deposit, and which upon receipt by Escrow Agent shall be included within the definition of and shall be a part of the Deposit. The consummation of the transaction contemplated herein is herein referred to as the “Closing”, and the date the Closing occurs is herein referred to as the “Closing Date”.
B. At Closing, Seller shall pay the transfer tax incident to the Deed. At Closing, Purchaser shall pay all other closing expenses with respect to the closing of the transaction contemplated herein, including, without limitation, the cost of any survey obtained by Purchaser, recording fees, title examination cost and the premium incident to any title insurance policy to be issued to Purchaser, except that Seller and Purchaser will each pay their own attorney’s fees.

C. At Closing, Purchaser shall reimburse to Seller all of Seller’s development and constructions costs listed on Exhibit A attached hereto and made a part hereof. Additionally, Purchaser will reimburse Seller for all future development and construction costs that are associated with moving the contemplated multifamily development project on the Land towards development (including the general contractor’s fee and any overhead and supervision but excluding maintenance and carrying costs) that Seller incurs between the Effective Date and the Closing Date.
D. Possession of the Property will be delivered by Seller to Purchaser on the Closing Date.
ARTICLE VII — APPORTIONMENTS
The following items shall be apportioned at Closing and as of the Closing Date:
A. All real property taxes, including the current installment for any assessment (special, bond, or otherwise), based on the amount of such taxes for the year during which the Closing occurs. In the event current year’s taxes are not available at the time of Closing, such proration shall be based upon the amount of such taxes for the previous year, and in the event there is a difference between the current year’s taxes and the taxes for the previous year based upon which the proration was effected, the amount of such taxes shall be reprorated immediately upon demand being made therefor by one party upon the other. Seller shall be entitled to receive all income in respect of the Property and shall be obligated to pay all expenses in respect of the Property for all time periods prior to and including the day prior to the Closing Date. Purchaser shall be entitled to receive all such income and shall be obligated to pay all such expenses for all time periods commencing with the Closing Date. In the event that any income or any expense item relating to the period prior to the Closing Date is received or appears after the Closing, such item(s) shall be adjusted between the Seller and the Purchaser within ten (10) days after such is discovered. This Section VII A shall survive the Closing of the transaction contemplated herein, but only for a period of thirty (30) days after which all prorations and adjustments shall be final as between Seller and Purchaser, except for the agreement to reprorate property taxes in the event the proration at Closing is based upon the previous year’s taxes.
ARTICLE VIII — EMINENT DOMAIN
A. If, prior to the Closing Date, all, or such a material portion of the Land as would make it difficult or impossible for Purchaser to construct its proposed development on the Land, is taken by condemnation or eminent domain or same is pending, or Seller has been given notice of such an intended taking, so much of the Deposit as is held by Escrow Agent shall be returned by Escrow Agent to Purchaser, and upon such return this Agreement shall terminate and be null and void and of no further force or effect and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other hereunder except for the Inspection Indemnity (hereinafter defined). If, prior to the Closing Date, there shall be any condemnation or eminent domain proceedings instituted or pending against less than such a material portion of the Land as would make it difficult or impossible for Purchaser to construct Purchaser’s proposed townhome development on the Land, the Closing shall take place as provided herein without abatement of the Purchase Price, and there shall be assigned to the Purchaser at the Closing, all interest of the Seller in and to any condemnation awards which may be payable to the Seller on account of such occurrence. Seller shall notify Purchaser in writing of any notice of contemplated condemnation received by Seller prior to the Closing Date.

ARTICLE IX — PURCHASER’S CONDITION PRECEDENT
Purchaser shall not be required to purchase the Property unless the following condition precedent has been satisfied on or before the Closing Date:
A. Seller shall satisfy all requirements of the City of Sandy Springs (the “City”), including without limitation the matters set forth in the letter from the City to Seller dated March 1, 2011, so that the approximately 2.082 acre stormwater detention pond located on the Property and described as Tract Two in Exhibit B attached hereto (the “Detention Pond”) meets all of the requirements of the City and any other governmental agency with authority over or responsibility for the Detention Pond. If Seller fails to satisfy the condition precedent set forth in this Section IX A on or before the Closing Date, Purchaser may elect to (i) terminate this Agreement and receive a full refund of the Deposit from Escrow Agent, and thereafter this Agreement shall be null and void and of no further force or effect, and neither Purchaser nor Seller shall have any further rights, duties, liabilities or obligations to the other by reason hereof except for the Inspection Indemnity (defined in Section XIII A below); or (ii) waive such objections and consummate the transaction contemplated herein without reduction of the Purchase Price.
ARTICLE X — REPRESENTATIONS AND WARRANTIES OF SELLER
Seller hereby represents and warrants to Purchaser, to the best of Seller’s knowledge, as follows:
A. Seller has the right, power and authority to enter into this Agreement and to sell the Property in accordance with the terms hereof, and Seller has granted no option or right of first refusal to any person or entity to purchase the Property and has not entered into any other contract to sell the Property; and
B. There are no parties in possession of the Property or entitled to possession thereof other than Seller.
ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT NOTWITHSTANDING, IT IS UNDERSTOOD AND AGREED THAT THE PROPERTY IS BEING SOLD AND CONVEYED HEREUNDER, “AS IS, WHERE IS, AND WITH ALL FAULTS” WITH NO RIGHT OF SETOFF OR DEDUCTION TO THE PURCHASE PRICE AND WITHOUT ANY REPRESENTATION OR WARRANTY BY SELLER EXCEPT AS EXPRESSLY SET FORTH HEREIN. SELLER HAS NOT MADE AND IS NOT MAKING ANY EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES WHATSOEVER

WITH RESPECT TO THE PROPERTY, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY REGARDING THE SUITABILITY OF THE PROPERTY FOR ANY PARTICULAR PURPOSE OR RELATING IN ANY WAY TO HAZARDOUS SUBSTANCES OR ANY ENVIRONMENTAL MATTERS, SUITABILITY OF SOIL OR GEOLOGY, ABSENCE OF DEFECTS OR HAZARDOUS OR TOXIC SUBSTANCES OR WASTE. PURCHASER ACKNOWLEDGES AND REPRESENTS THAT PURCHASER IS ENTERING INTO THIS AGREEMENT WITHOUT RELYING UPON ANY SUCH STATEMENT, REPRESENTATION OR WARRANTY MADE BY SELLER OR BY ANY AGENT OR ANY OTHER PERSON AND BASED SOLELY UPON PURCHASER’S OWN INSPECTIONS AND INVESTIGATIONS OF THE PROPERTY. PURCHASER, FOR PURCHASER AND ITS SUCCESSORS AND ASSIGNS, HEREBY RELEASES SELLER FROM AND WAIVES ALL CLAIMS AND LIABILITY AGAINST SELLER IN CONNECTION WITH OR ARISING OUT OF ANY PHYSICAL OR ENVIRONMENTAL CONDITION IN, AT, ABOUT OR UNDER THE PROPERTY AND FURTHER RELEASES SELLER FROM AND WAIVES ALL CLAIMS AND LIABILITY AGAINST SELLER ATTRIBUTABLE TO THE PHYSICAL AND ENVIRONMENTAL CONDITION AND QUALITY OF THE PROPERTY, INCLUDING, WITHOUT LIMITATION, THE PRESENCE, DISCOVERY OR REMOVAL OF ANY HAZARDOUS WASTE, HAZARDOUS OR TOXIC SUBSTANCES, AS THOSE TERMS ARE DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT, THE TOXIC SUBSTANCES CONTROL ACT, AND THE RESOURCE CONSERVATION AND RECOVERY ACT, IN EACH CASE, AS AMENDED, AND AS MAY BE FURTHER AMENDED FROM TIME TO TIME, OR ANY OTHER FEDERAL OR STATE LAWS OR REGULATIONS RELATING TO ENVIRONMENTAL MATTERS IN, AT, ABOUT OR UNDER THE PROPERTY. AS BETWEEN PURCHASER AND SELLER, PURCHASER ASSUMES RESPONSIBILITY AND LIABILITY FOR ALL OBLIGATIONS ARISING SUBSEQUENT TO CLOSING AND ATTRIBUTABLE TO ANY HAZARDOUS SUBSTANCES IN, AT, ABOUT OR UNDER THE PROPERTY, AND AGREES TO INDEMNIFY SELLER FROM ANY LIABILITY RESULTING FROM THE PRESENCE ON, OR RELEASE FROM, THE PROPERTY OF ANY HAZARDOUS WASTE OR HAZARDOUS OR TOXIC SUBSTANCES ARISING SUBSEQUENT TO CLOSING AND OCCURRING DURING THE PURCHASER’S OWNERSHIP OF THE PROPERTY. ANYTHING HEREIN TO THE CONTRARY NOTWITHSTANDING, THE AGREEMENTS OF PURCHASER SET FORTH IN THIS PARAGRAPH SHALL SURVIVE THE CLOSING AND SHALL BE ENFORCEABLE AT ANY TIME.
As used herein, the words “to the best of Seller’s knowledge” or words of similar import shall mean and refer to the actual and not constructive knowledge, without investigation, of Charles S. Roberts, the President of Roberts Realty Investors, Inc., the general partner of Roberts Properties Residential, L.P., and not anything which he should have known but did not actually know.
Anything contained in this Agreement to the contrary notwithstanding, the representations and warranties of Seller contained in this Article X shall survive the Closing for a period of six (6) months only and shall not be merged in the Deed or in any of the other documents executed and delivered at Closing. Purchaser must file any lawsuit respecting a violation or breach of any of Seller’s warranties or representations contained in this Agreement within six (6) months after the Closing Date, and in the event that Purchaser does not file such a lawsuit within six (6) months after the Closing Date, Seller’s warranties and representations, and Purchaser’s rights in respect thereto, shall be terminated, null and void and of no further force or effect.

ARTICLE XI — DEFAULT AND REMEDIES
A. In the event that the transaction contemplated herein is not closed and consummated because of Purchaser’s failure or breach to perform its obligations hereunder, as Seller’s sole remedy Escrow Agent shall pay the Deposit to Seller as Seller’s liquidated damages, and not as a penalty, it being otherwise difficult or impossible to determine Seller’s actual damages. Seller and Purchaser acknowledge that it is impossible to estimate the actual damages Seller would suffer from Purchaser’s breach of this Agreement, but that the liquidated damages provided herein represent a reasonable pre-estimate of such damages and Seller and Purchaser therefore intend to provide for liquidated damages as herein specified, and that the agreed upon liquidated damages are not punitive or penalties and are just, fair and reasonable, all in accordance with O.C.G.A. §13-6-7. The foregoing sentence shall in no form or fashion affect Seller’s rights and remedies against Purchaser in connection with the Inspection Indemnity.
B. In the event that the transaction contemplated herein is not closed and consummated because of Seller’s failure or breach to perform its obligations hereunder, Purchaser shall have the right only (i) to terminate this Agreement by giving notice thereof to Seller and Escrow Agent, and upon receipt of such notice Escrow Agent shall return so much of the Deposit as is then held by Escrow Agent to Purchaser and thereafter this Agreement shall terminate and be null and void and of no further force or effect, and neither Seller nor Purchaser shall have any further rights, duties, liabilities or obligations to the other hereunder, or (ii) to sue Seller for specific performance of Seller’s obligations under this Agreement; which remedies specified in (i) and (ii) shall be in lieu of any other rights or remedies for Purchaser, including, without limitation, any right or claim for damages; provided, however, in the event that the remedy of specific performance is not available to Purchaser because Seller has voluntarily conveyed or encumbered the Property after the date of this Agreement, Purchaser shall have the right to sue Seller for the damages occasioned thereby to Purchaser. If Purchaser consummates the transaction contemplated in this Agreement it shall be conclusively deemed to have waived any breach by Seller of any covenant, representation or warranty under this Agreement (but not under any of the documents executed at Closing which shall continue in accordance with their terms) which the Purchaser knew or should have known existed prior to the Closing.
ARTICLE XII — NOTICES
A. Whenever any notice, demand, or request is required or permitted hereunder, such notice, demand or request shall be in writing and shall be hand-delivered in person or sent by FedEx or similar expedited overnight delivery service, all charges prepaid, to the addresses set forth below:

To Seller:
Roberts Properties Residential, L.P.
450 Northridge Parkway
Suite 300
Atlanta, Georgia 30350
Attention: Mr. Charles S. Roberts
With a copy to:
Sanford H. Zatcoff, Esq.
Holt Ney Zatcoff & Wasserman, LLP
100 Galleria Parkway
Suite 1800
Atlanta, Georgia 30339
To Purchaser:
Roberts Properties, Inc.
450 Northridge Parkway
Suite 302
Atlanta, Georgia 30350
Attention: Mr. Charles S. Roberts, President
With a copy to:
Scott A. Fisher, Esq.
Arnall Golden Gregory LLP
2800 One Atlantic Center
1201 West Peachtree Street
Atlanta, GA 30309-3450
To Escrow Agent:
First American Title Insurance Company
National Commercial Services
Six Concourse Parkway
Suite 2000
Atlanta, GA 30328
Attention: Mr. Terry Wilson
Any notice, demand, or request which shall be served upon any of the parties in the manner aforesaid shall be deemed sufficiently given for all purposes hereunder (i) at the time such notice, demand or request is hand-delivered in person, or (ii) on the day such notice, demand or request is deposited with FedEx or similar overnight delivery service in accordance with the preceding portion of this Article XII. Any party hereto shall have the right from time to time to designate by written notice to the other such other person or persons and at such other places in the United States as Purchaser or Seller desires written notices, demands, or requests to be delivered or sent in accordance herewith; provided, however, at no time shall either party be required to send more than an original and two (2) copies of any such notice, demand or request required or permitted hereunder. Notices from Seller may be executed and delivered by Seller’s counsel.
ARTICLE XIII — ACCESS
A. Purchaser and its agents and representatives shall have the right to enter upon the Property at any reasonable time prior to the Closing Date, for any lawful purpose, including, without limitation, investigations, tests and studies, and survey purposes; provided, however, Purchaser shall pay for all such work performed on the Property and shall not permit the creation of any lien in favor of any contractor, subcontractor, materialman, mechanic, surveyor, architect or laborer, and Purchaser hereby expressly agrees to indemnify and hold Seller harmless with respect thereto; and provided further, however, that Purchaser hereby expressly agrees to indemnify and hold Seller harmless against any claim, damage or injury to either persons or property arising out of Purchaser’s or its agent’s, employees’ or representatives’ actions under this Article XIII. Prior to entering upon the Land, Purchaser shall deliver to Seller evidence that Purchaser has in effect a broad-form public liability insurance policy having a minimum combined single-limit coverage of $1,000,000.00, and that Purchaser has named Seller as an additional insured, and Purchaser shall deliver to Seller a Certificate of Insurance to the foregoing effect, naming Seller as an additional insured. The indemnification and hold harmless provisions contained in this Article XIII are herein collectively referred to as the “Inspection Indemnity”. This Article XIII shall survive the Closing of the transaction contemplated herein or any other termination of this Agreement.
ARTICLE XIV — BROKERS
A. Purchaser and Seller hereby represent to each other that no real estate broker or agent was involved in negotiating the transaction contemplated herein. In the event any claim(s) for real estate commissions, fees or compensation arise in connection with this Agreement and the transaction contemplated herein, the party so incurring or causing such claim(s) shall indemnify, defend and hold harmless the other party from any loss, claim or damage which the other party suffers because of said claim(s). This Article XIV shall survive the Closing of the transaction contemplated herein or any termination of this Agreement.
ARTICLE XV — MISCELLANEOUS
A. This Agreement constitutes the entire agreement between the parties hereto and cannot be changed or modified other than by a written agreement executed by both Purchaser and Seller.

B. If Seller desires, Purchaser shall cooperate with Seller in Seller’s effort to effect a tax-free exchange of the Property for other property of like kind pursuant to Internal Revenue Code §1031, and the regulations promulgated thereunder; provided, however, Seller shall bear all costs and expenses associated with any such exchange.
C. Irrespective of the place of execution or performance, this Agreement shall be governed by and construed in accordance with the laws of the State of Georgia. This Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing this Agreement to be drafted. If any words or phrases in this Agreement shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Agreement shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Agreement and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. All terms and words used in this Agreement regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.
D. This Agreement may be executed in more than one counterpart, each of which shall be deemed an original.
E. The captions of this Agreement are inserted for convenience or reference only and do not define, describe or limit the scope or intent of this Agreement or any of the terms hereof.
F. Time is of the essence of this Agreement and each term and provision hereof. In the event that time for performance of any matter hereunder falls on a Saturday, Sunday or legal holiday, the time for performance shall automatically be extended to the next business day.
G. If any term, covenant or condition of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such terms, covenants and conditions to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant and condition of this Agreement shall be valid and be enforced to the fullest extent permitted by law.
H. All rights, powers and privileges conferred hereunder upon the parties unless otherwise provided shall be cumulative and not restricted to those given by law.
I. No failure of any party to exercise any power given such party hereunder or to insist upon strict compliance by any other party to its obligations hereunder, and no custom or practice of the parties in variance with the terms hereof, shall constitute a waiver of any party’s right to demand exact compliance with the terms hereof.

J. Purchaser shall have the right to waive any condition or contingency herein in Purchaser’s favor and Seller shall have the right to waive any condition or contingency herein in Seller’s favor.
K. Anything contained in this Agreement to the contrary notwithstanding, except as specifically set forth in this Agreement to the contrary, the terms and provisions of this Agreement shall not survive Closing and shall be merged into the Deed.
L. Subject to the provisions of Section XV M hereof, the provisions of this Agreement shall extend to, bind and inure to the benefit of the parties hereto and their respective successors, assigns and the legal representatives of their estates.
M. This Agreement may not be assigned by Purchaser without the prior written consent of Seller; provided, however, that Purchaser may assign the Agreement to a limited liability company or limited liability partnership created by Purchaser to take title to the Property. No such assignment shall relieve Purchaser from its obligations hereunder.
N. Seller reserves the right to accept back-up offers and enter into back-up contracts respecting the Property in anticipation of Purchaser’s failure to consummate the transaction contemplated herein.
ARTICLE XVI — OFFER AND ACCEPTANCE
This Agreement has been executed first by Seller and shall be deemed a continuing offer by Seller to sell until 5:00 p.m. on June 30, 2011. If an executed and unaltered acceptance hereof is not returned to Seller at the address specified herein for notices to Seller, no later than 5:00 p.m. on June 30, 2011, such offer to sell shall be deemed withdrawn.
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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, sealed and delivered the day and year first above written.

SELLER: ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership
By:	Roberts Realty Investors, Inc., a Georgia corporation, its general partner

	By:	/s/ Charles R. Elliott
Charles R. Elliott
Chief Financial Officer

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PURCHASER: ROBERTS PROPERTIES, INC., a Georgia corporation
By:	/s/ Charles S. Roberts
Charles S. Roberts, President

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Escrow Agent joins in the execution of this Agreement for the purpose of acknowledging the agreements set forth in this Agreement as to the holding of the Deposit.

ESCROW AGENT: FIRST AMERICAN TITLE INSURANCE COMPANY
By:
Name:
Title:

SALES CONTRACT
By and Between
ROBERTS PROPERTIES RESIDENTIAL, L.P.,
a Georgia limited partnership,
as Seller,
and
ROBERTS PROPERTIES, INC,
a Georgia corporation
as Purchaser.
June 30, 2011
Property Located At:
Land Lots 25 and 26 of the 17th District, Fulton County, Georgia

EXHIBIT “A”
NORTHRIDGE APARTMENTS
Development and Construction Costs Reimbursed to Seller

	DEVELOPMENT COSTS	COST

2009	Architectural Design — Smallwood Reynolds	$20,301

2011	Architectural Design — Geheber Lewis	$19,146
	Hardscape Design	$454
	Retaining Wall Design	$750
	Civil Engineering Design	$5,500
	Structural Engineering Design	$3,345

	Total 2011	$29,195

Total Development Costs		$49,496

	CONSTRUCTION COSTS	COST

2008	Supervision	$14,274
	Clearing & Grading	$67,200
	Staking	$6,416
	10% General Contractor’s Fee	$8,789

	Total 2008	$96,679

2009	Construction Signage	$1,980
	Surveying/Staking	$181
	Perimeter Fencing	$2,208
	10% General Contractor’s Fee	$437

	Total 2009	$4,806

2010	Supervision — Phillips	$32,652
	Construction Entrance	$2,398
	Surveying/Staking	$2,600
	Adverse Site Conditions (drill & crush rock)	$19,696
	Grading (export toposil, fill dirt & crushed rock)	$34,810
	Compaction Testing	$655
	10% General Contractor’s Fee	$9,281

	Total 2010	$102,092

2011	Supervision — Phillips	$15,914
	Supervision — Stringfellow	$29,791
	Grading	$400
	10% General Contractor’s Fee	$4,611

	Total 2011	$50,716

Total Construction Costs		$254,293

Total Development and Construction Costs		$303,789

Total Development and Construction Costs per Unit		$1,381

EXHIBIT B
LEGAL DESCRIPTION
(Page 1 of 3)
TRACT ONE:
ALL THAT TRACT of land in Land Lots 25 and 26 of the 17th District, and in Land Lots 385 and 386 of the 18th District, Fulton County, Georgia, described as follows:
BEGINNING at a 1/2-inch rebar set at the intersection of the north right-of-way line of Northridge Parkway (right-of-way varies) with the west land lot line of said Land Lot 385; running thence along said north right-of-way line of Northridge Parkway, the following courses and distances: (1) North 80 degrees 24 minutes 01 second West 43.13 feet to a 1/2-inch rebar set, (2) South 09 degrees 35 minutes 59 seconds West 3.47 feet to a 1/2-inch rebar set, and (3) North 80 degrees 24 minutes 01 second West 34.91 feet to a 1/2-inch rebar set; thence, leaving said right-of-way line, North 10 degrees 32 minutes 33 seconds East 33.22 feet to a 1/2-inch rebar set; thence North 21 degrees 22 minutes 22 seconds East 53.01 feet to a 1/2-inch rebar set; thence North 36 degrees 10 minutes 53 seconds East 92.75 feet to a 1/2-inch rebar set on the west land lot line of said Land Lot 385; thence, along the west land lot line of said Land Lots 385 and 386, North 00 degrees 51 minutes 16 seconds East 129.97 feet to a 1/2-inch rebar found; thence, continuing along the west land lot line of said Land Lot 386, North 01 degree 03 minutes 25 seconds East 157.53 feet to a 1/2-inch rebar found; thence, leaving said land lot line, North 54 degrees 36 minutes 04 seconds East 137.20 feet to a 1/2-inch rebar found; thence North 63 degrees 58 minutes 01 second East 167.55 feet to a 1-inch crimp top pipe found; thence South 69 degrees 59 minutes 21 seconds East 51.70 feet to a 1-inch open top pipe found; thence South 01 degree 03 minutes 55 seconds West 70.23 feet to a 3/8-inch rebar found; thence South 84 degrees 52 minutes 02 seconds East 47.85 feet to a 1-inch crimp top pipe found; thence South 84 degrees 26 minutes 50 seconds East 50.09 feet to a 1/2-inch rebar found; thence South 84 degrees 33 minutes 08 seconds East 149.94 feet to a 1/2-inch rebar found; thence South 84 degrees 01 minute 23 seconds East 99.82 feet to a 1/2-inch rebar found; thence South 83 degrees 59 minutes 14 seconds East 149.73 feet to a 3/4-inch iron bar found; thence South 84 degrees 08 minutes 47 seconds East 38.92 feet to a 1/2-inch rebar found; thence South 04 degrees 11 minutes 30 seconds West 474.05 feet to a 1/2-inch rebar found on the northwest right-of-way line of said Northridge Parkway; thence along the northwest, north and northeast right-of-way line of Northridge Parkway, the following courses and distances: (1) South 67 degrees 44 minutes 43 seconds West 38.41 feet to a point; (2) along the arc of a curve to the right (which arc is subtended by a chord having a bearing and distance of South 83 degrees 40 minutes 21 seconds West 427.27 feet and a radius of 778.51 feet) 432.82 feet to a point, (3) North 80 degrees 24 minutes 01 second West 340.98 feet to a 1/2-inch rebar set, (4) North 09 degrees 35 minutes 39 seconds East 8.47 feet to a 1/2-inch rebar set, and (5) North 80 degrees 24 minutes 01 second West 21.45 feet to the POINT OF BEGINNING, said tract containing approximately 10.930 acres, being designated “Tract One” on plat of ALTA/ACSM Land Title Survey for Roberts Properties Residential, L.P., Roberts Properties, Inc., SouthTrust Bank & Commonwealth Land Title Insurance Company, prepared by Rochester & Associates, Inc., bearing the seal and certification of James C. Jones, Georgia Registered Land Surveyor No. 2298, dated May 29, 2001, last revised June 25, 2001.

EXHIBIT “B”
LEGAL DESCRIPTION
(Page 2 of 3)
TRACT TWO:
ALL THAT TRACT of land in Land Lot 25 of the 17th District, Fulton County, Georgia, described as follows:
BEGINNING at a 1/2-inch rebar found at the intersection of the south right-of-way line of Northridge Parkway (right-of-way varies) with the land line common to said Land Lot 25 and Land Lot 385 of the 18th District, Fulton County, Georgia; thence, leaving said right-of-way line, running along said common land lot line South 01 degree 27 minutes 16 seconds West 74.18 feet to a 1/2-inch rebar found in the original centerline of a creek; thence, leaving said common land lot line and following the original centerline of a creek, the following courses and distances: (1) South 62 degrees 09 minutes 42 seconds West 43.30 feet to a 1/2-inch rebar found, (2) North 87 degrees 16 minutes 27 seconds West 34.86 feet to a 1/2-inch rebar found, and (3) North 44 degrees 17 minutes 08 seconds West 35.72 feet to a point in the centerline of an existing creek; thence, along the centerline of said existing creek, the following courses and distances: (1) North 80 degrees 51 minutes 23 seconds West 47.05 feet to a point, (2) South 88 degrees 35 minutes 53 seconds West 37.47 feet to a point, and (3) South 57 degrees 54 minutes 40 seconds West 53.53 feet to a point; thence, leaving the centerline of said existing creek, South 80 degrees 23 minutes 31 seconds West 12.71 feet to a 1/2-inch rebar found; thence South 79 degrees 28 minutes 32 seconds West 334.34 feet to a 1-inch crimp top pipe found; thence South 61 degrees 28 minutes 26 seconds West 31.29 feet to a 1-inch crimp top pipe found; thence South 87 degrees 31 minutes 50 seconds West 234.54 feet to a 1/4-inch rebar found; thence North 83 degrees 33 minutes 21 seconds West 52.12 feet to a 1/2-inch rebar found on the east right-of-way line of Roswell Road (right-of-way varies); thence, along said east right-of-way line the following courses and distances: (1) North 88 degrees 18 minutes 17 seconds East 20.03 feet to a 1/2-inch rebar found, (2) North 01 degree 29 minutes 36 seconds West 150.09 feet to a 1/2-inch rebar set, and (3) South 86 degrees 14 minutes 49 seconds West 20.16 feet to a 1/2-inch rebar found on the southeast right-of-way line of said Northridge Parkway; thence, along the southeast, south and southwest right-of-way line of Northridge Parkway, the following courses and distances: (1) along the arc of a curve to the right (which arc is subtended by a chord having a bearing and distance of North 78 degrees 48 minutes 16 seconds East 102.26 feet and a radius of 137.91 feet) 104.76 feet to a point, (2) South 78 degrees 46 minutes 37 seconds East 279.89 feet to a point, (3) along the arc of a curve to the left (which arc is subtended by a chord having a bearing and distance of North 87 degrees 48 minutes 56 seconds East 119.46 feet and a radius of 257.60 feet)

EXHIBIT “B”
LEGAL DESCRIPTION
(Page 3 of 3)
120.56 feet to a point, (4) North 74 degrees 24 minutes 29 seconds East 202.55 feet to a point, (5) along the arc of a curve to the right (which arc is subtended by a chord having a bearing and distance of North 87 degrees 00 minutes 14 seconds East 141.66 feet and a radius of 324.80 feet) 142.81 feet to a point, and (6) South 80 degrees 24 minutes 01 second East 58.06 feet to the POINT OF BEGINNING, said tract containing approximately 2.082 acres, being designated “Tract Two” on plat of ALTA/ACSM Land Title Survey for Roberts Properties Residential, L.P., Roberts Properties, Inc., SouthTrust Bank & Commonwealth Land Title Insurance Company, prepared by Rochester & Associates, Inc., bearing the seal and certification of James C. Jones, Georgia Registered Land Surveyor No. 2298, dated May 29, 2001, last revised June 25, 2001.
TOGETHER WITH, a non-exclusive right, title and interest in and to the easements appurtenant to the above described Tracts created pursuant to that certain:
(i) Amended and Restated Declaration of Reciprocal Easements among MLH Income Realty Partnership III, a New York limited partnership, Northridge 400 Associates, a Georgia general partnership, NationsBank of Georgia, N.A., formerly known as The Citizens and Southern National Bank, and Roberts Properties Highland Park, L.P., a Georgia limited partnership, dated as of August 12, 1994, filed August 19, 1994, recorded in Deed Book 18640, page 98, Fulton County, Georgia records;
(ii) Grant of Drainage Easement by and between Roberts Properties, Inc., a Georgia corporation, and Northridge Atlanta, Inc., a Delaware corporation, dated February 23, 2001, filed March 2, 2001, recorded in Deed Book 30028, page 362, aforesaid records (the “Drainage Easement”); and
(iii) Declaration of Easements by Roberts Properties Residential, L.P., a Georgia limited partnership, dated June 28, 2001, filed June 29, 2001, recorded in Deed Book 30621, page 508, aforesaid records.